EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Interlink Electronics, Inc.:

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Interlink Electronics, Inc. of our report dated March 25, 2005, relating to the consolidated financial statements, and the effectiveness of Interlink Electronics, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO SEIDMAN, LLP

Los Angeles, California

August 19, 2005